UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the periodic and current reports filed with the Securities and Exchange Commission by Cyanotech Corporation, a Nevada corporation (the “Company”), the Company’s Board of Directors (the “Board”) received a letter from one of its shareholders, Meridian OHC Partners, LP (“Meridian”) on May 6, 2016 (the “Meridian Letter”). The Meridian Letter made allegations related to the Company’s governance practices and certain actions of the Company’s director, Michael Davis, including that Mr. Davis violated Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Davis violated Nevada’s “Acquisition of Controlling Interest” statute (Nevada Revised Statutes 78.378-78.3793). The Company formed a special committee of the Board (the “Special Committee”) to investigate and review such allegations on May 17, 2016, and the Special Committee then engaged special counsel to assist in its investigation of the claims. On May 24, 2016, Meridian filed a complaint in the United States District Court, District of Nevada alleging similar claims.

During the course of its investigation the Special Committee requested and reviewed relevant law, Board minutes and other Company materials, publicly filed documents, correspondence, and documents related to entities associated with Mr. Davis. The Special Committee also conducted interviews of current and former executive officers and directors, including Mr. Davis, the Company’s former chief executive officer, and representatives of its shareholders, including the Rudolph Steiner Foundation, Inc. (“RSF”), and Meridian.

On September 2, 2016, the Special Committee concluded its investigation. On September 2, 2016 the Special Committee presented its findings to the Board, and recommended certain actions to address the allegations. A summary of the Special Committee’s conclusions and recommendations based on the scope of work undertaken by the Special Committee is as follows:

●

The Nevada “Acquisition of Controlling Interest” statute in the Nevada Revised Statutes, Section 78.378 to 78.3793 is not currently applicable to acquisitions of controlling interests in the Company and was not applicable to such acquisitions at the relevant dates noted in the Meridian Letter.

●

Mr. Davis should be filing his reports pursuant to Section 13 of the Exchange Act (“Section 13”) on Schedule 13D, rather than on the short form Schedule 13G. Mr. Davis has represented to the Committee that he will file a Schedule 13D as long as he remains a director of the Company.

●

The Special Committee has not found sufficient information to conclude that a “group” exists under Section 13(d) of the Exchange Act. The Special Committee has not found that Mr. Davis votes his shares as a block with RSF. The Special Committee notes that certain of the facts relating to the relationship between Mr. Davis and RSF could be consistent with the existence a “group” and notes that the Company has previously disclosed details regarding the relationship between Mr. Davis and RSF in the Company’s Form 10-Q filed on August 15, 2016. The Special Committee also notes that Mr. Davis is responsible for filing his reports pursuant to Section 13, and has therefore recommended that Mr. Davis consider whether or not a “group” exists and, in any case, that Mr. Davis include additional disclosures in his filings under the Exchange Act regarding the relationship between Mr. Davis and RSF regarding shares of the Company’s common stock. Mr. Davis has agreed to provide additional disclosures. Based on the information made available to the Special Committee in connection with the investigation, the Special Committee has also recommended that the Company provide disclosures addressing the relationship between Mr. Davis and RSF in future filings with the SEC.

●

Mr. Davis made late Schedule 13G filings (in 2004, 2005, 2010, 2011, 2014, and 2015) and failed to file reports pursuant to Section 13 in 2006, 2008, 2009 and 2012 (regarding equity grants reported separately under Section 16 and which amount to no more than 4,000 shares in any year). Certain of his prior reports in 2002, 2011 and 2013 also contained immaterial inaccuracies related to share totals, beneficial ownership calculations or co-trustee names. The Special Committee has not found that the ownership by entities reported on Mr. Davis’ Schedule 13G reports exceeded 20% at any point. The Special Committee has also not found any material inaccuracies in share totals and calculations or co-trustee names in the most recently filed Schedule 13G report by Mr. Davis on February 8, 2016. The Special Committee has asked Mr. Davis, in consultation with his counsel, to make timely and accurate future filings under Section 13(d).

●

The Special Committee has not found any evidence that Mr. Davis failed to file reports required pursuant to Section 16 under the Exchange Act (“Section 16”) or that there are material inaccuracies in Mr. Davis’ reports filed pursuant to Section 16, including the most recent Form 4 filing by Mr. Davis. It does not appear that any shares of the Company’s common stock beneficially owned by Mr. Davis pursuant to Rule 16a-1(a)(2) under the Exchange Act have ever been sold or otherwise disposed of other than through contributions to the non-profit Skywords Family Foundation affiliated with Mr. Davis and dispositions by Skywords to RSF in the form of donations.

●	The Special Committee has not found any material corporate governance issues. Specifically, the Special Committee notes that:
–	Mr. Davis has been active as Chairman of the Board and director in matters of corporate governance for the Company, but not in a manner inconsistent with his fiduciary duties.
–	There is no evidence during the period reviewed that any director has been excluded from formal meetings of the Board or the committees of which a director is a member.
–	The agreement regarding the resignation of the prior CEO and the termination of the Company’s employment agreement with the prior CEO was approved by all directors other than the prior CEO.
–	All formal Board and committee meetings during the period reviewed were properly noticed, notice was waived by full attendance of all members, or attendance was validly waived.
–

Based on Board and committee approval of meeting minutes by current directors, the minutes appear to be accurate and exist for all formal meetings of the Board and its committees during the period reviewed.

●

Alleged potential conflicts of interest with the Company’s corporate counsel and directors appear to have been fully disclosed to the Board and addressed appropriately, consistent with customary corporate governance and engagement practices.

●

A bonus pool was approved in mid-2015 and the pool has been accrued in the Company’s financial statements, but payout of bonus amounts was expressly subject to the Company maintaining a specified cash balance after bonus payout, which has not yet been achieved.

●

The Special Committee has not determined that Mr. Davis is ineligible for service on the Board’s Audit Committee. However, given that Mr. Davis’ share ownership makes the safe harbor from the definition of a person in “control” provided in Rule 10A-3(e)(1)(ii) unavailable to him, the Special Committee has recommended that the Board consider whether Mr. Davis should serve on the Board’s Audit Committee going forward.

The Special Committee reported its findings and recommendations to the Board, which unanimously approved the findings and adopted the recommendations as presented, with Mr. Davis abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2016

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Name: Jole Deal
Title: Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Secretary